CERTIFICATION UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002

Name of Registrant: Thrivent Core Funds

In connection with the Report on Form N-CSR for the above-named issuer, the undersigned hereby certify, to the best of their knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: December 28, 2018
/s/ David S. Royal
David S. Royal
President and Chief Investment Officer (principal executive officer)
Date: December 28, 2018
/s/ Gerard V. Vaillancourt
Gerard V. Vaillancourt
Treasurer and Principal Accounting Officer (principal financial officer)